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                                                                    EXHIBIT 4.19

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                                NGC CORPORATION,

                           THE SUBSIDIARY GUARANTORS

                                  NAMED HEREIN

                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    TRUSTEE


                                _______________


                          SIXTH SUPPLEMENTAL INDENTURE

                          Dated as of January 5, 1998


                                ________________



                    Supplementing and Amending the Indenture
                                  dated as of
                               December 11, 1995
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     THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of January 5, 1998, is among
NGC Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, the Subsidiary Guarantors parties hereto (the "Subsidiary Guarantors") and The First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee"). Any capitalized term used in this Sixth Supplemental Indenture and not defined herein shall have the meaning specified in the Original Indenture (as defined below).

                            RECITALS OF THE COMPANY

     The Company and each of the Initial Subsidiary Guarantors heretofore have made, executed and delivered to the Trustee an Indenture dated as of December 11, 1995 (the "Original Indenture") to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), to be issued in one or more series as provided in the Original Indenture.

     The Company's obligations under the Original Indenture and the Securities are guaranteed by the Subsidiary Guarantors.

     The Company has duly authorized and issued a series of $150,000,000 aggregate principal amount of its 6 3/4% Senior Notes due December 15, 2005 (the "Notes") as Securities pursuant to the Original Indenture.

     Pursuant to a First Supplemental Indenture dated as of August 31, 1996 (the "First Supplemental Indenture"), (i) Warren Petroleum Company, Limited Partnership, a Delaware limited partnership ("Warren Petroleum"), (ii) WPC LP, Inc., a Delaware corporation ("WPC"), and (iii) WTLPS, Inc., a Delaware corporation ("WTLPS"), each became an Additional Subsidiary Guarantor.

     Pursuant to a Second Supplemental Indenture dated as of October 11, 1996 (the "Second Supplemental Indenture"), Electric Clearinghouse, Inc. ("ECI") became an Additional Subsidiary Guarantor.

     Pursuant to a Third Supplemental Indenture dated as of April 23, 1997 (the "Third Supplemental Indenture"), (i) Warren Petroleum was reclassified as an Initial Subsidiary Guarantor rather than an Additional Subsidiary Guarantor,
(ii) Warren Energy Resources, Limited Partnership, Warren Gas Marketing, Inc., Warren NGL Pipeline Company, Kansas Gas Supply Corporation, Warren Intrastate Gas Supply, Inc., NGC Great Britain Ltd., NGC Canada, Inc. and NGC Futures, Inc. were each reclassified as Additional Subsidiary Guarantors rather than Initial Subsidiary Guarantors and (iii) NGC Storage, Inc., HUB Services, Inc. and NGC Anadarko Gathering Systems, Inc. were permanently released as Subsidiary Guarantors of the Securities. In addition, the names of certain Subsidiary Guarantors were changed in the Third Supplemental Indenture.

     Pursuant to a Fourth Supplemental Indenture dated as of June 30, 1997 (the "Fourth Supplemental Indenture"), Destec Energy, Inc. ("Destec") became an Additional Subsidiary Guarantor.

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     Pursuant to a Fifth Supplemental Indenture dated as of September 30, 1997
(the "Fifth Supplemental Indenture"), NGC Futures, Inc.; Electric Clearinghouse, Inc.; Kansas Gas Supply Corporation; NGC Great Britain Ltd.; NGC Canada, Inc.; Warren Gas Marketing, Inc.; Warren Intrastate Gas Supply, Inc.; Warren NGL Pipeline Company; WPC LP, Inc.; and WTLPS, Inc. were permanently released as Subsidiary Guarantors of the Securities.

     Section 902 of the Original Indenture provides that under certain conditions, the Company, the Subsidiary Guarantors and the Trustee, may, with the consent of the Holders of a majority in principal amount of the Outstanding Securities, by Act of said Holders, from time to time enter into an indenture supplemental thereto, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of modifying in any manner the rights of the Holders of Securities.

     It is deemed necessary and desirable to supplement and amend the Original Indenture in accordance with Section 902 of the Original Indenture to (i) reclassify all of the Initial Subsidiary Guarantors as Additional Subsidiary Guarantors, (ii) delete all references and provisions relating to Initial Subsidiary Guarantors and (iii) permit the deletion of all references and provisions relating to Subsidiary Guarantees and Subsidiary Guarantors in the event that all Additional Subsidiary Guarantors are permanently released under the Indenture.

     The approval of the substance of this Sixth Supplemental Indenture by the Holders of at least a majority in principal amount of the Outstanding Notes has been embodied in and evidenced by that certain Consent Letter relating to the Consent Solicitation Statement dated December 4, 1997 issued by the Company relating to the Notes.

     The Original Indenture, as so supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture, being sometimes referred to herein as the "Indenture".

     The Company has delivered to the Trustee an Opinion of Counsel stating that the execution by the Company and the Subsidiary Guarantors of this Sixth Supplemental Indenture is authorized and permitted by the Indenture and that this Sixth Supplemental Indenture has been duly authorized and executed by the Company and the Subsidiary Guarantors.

     All things necessary to make this Sixth Supplemental Indenture and the Original Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities (together with the related Subsidiary Guarantees) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof (together with the related Subsidiary Guarantees), as follows:

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                                  ARTICLE ONE

                         MODIFICATION OF THE INDENTURE

     SECTION 1.1.   AMENDMENTS TO SECTION 101 OF THE INDENTURE.

     (a) The definition of "Additional Subsidiary Guarantors" is hereby amended to read in its entirety as follows:

               "Additional Subsidiary Guarantors" means (i) Clearinghouse, Warren NGL, Warren Energy Resources, Warren Liquids, NGC Oil Trading, Warren Petroleum and Destec and (ii) any Subsidiary (direct or indirect) of the Company that delivers a Subsidiary Guarantee pursuant to Section 1505 hereof, and each of their respective successors and assigns.

     (b) The definition of "Destec" is hereby added to Section 101 to read in its entirety as follows:

               "Destec" means Destec Energy, Inc., a Delaware corporation.

     (c) The definition of "Initial Subsidiary Guarantors" is hereby deleted in its entirety from Section 101 of the Indenture.

     (d) The definition of "Subsidiary Guarantor" is hereby amended to read in its entirety as follows:

               "Subsidiary Guarantor" means each Additional Subsidiary Guarantor, if any, but excluding any Subsidiary of the Company released from its Subsidiary Guarantee pursuant to Section 805 or
          Section 1505 (unless such Subsidiary becomes an Additional Subsidiary Guarantor pursuant to Section 1505 subsequent to such release).

     SECTION 1.2.   AMENDMENTS TO SECTION 901 OF THE INDENTURE.    A new clause
(13) is hereby added to Section 901 of the Indenture. The word "or" at the end of clause (11) of Section 901 of the Indenture is hereby deleted. The period at the end of clause (12) of Section 901 of the Indenture is hereby deleted and replaced with a semi-colon and the word "or." The new clause (13) shall read in its entirety as follows:

               (13) to permanently remove any definitions, references, provisions or sections relating to Subsidiary Guarantors or Subsidiary Guarantees at any time that all Additional Subsidiary Guarantors are or have been released pursuant to Section 1506 hereof.

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                                  ARTICLE TWO

                           ADDITIONAL REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY
                         AND THE SUBSIDIARY GUARANTORS

     SECTION 2.1 AUTHORITY OF THE COMPANY. The Company represents and warrants that it is duly authorized by a resolution of the Board of Directors to execute and deliver this Sixth Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Sixth Supplemental Indenture has been duly and effectively taken.

     SECTION 2.2 AUTHORITY OF SUBSIDIARY GUARANTORS. Each of the Subsidiary Guarantors represents and warrants that it is duly authorized by a resolution of its respective Board of Directors to execute and deliver this Sixth Supplemental Indenture, and all corporate action on the part of each required for the execution and delivery of this Sixth Supplemental Indenture has been duly and effectively taken.

     SECTION 2.3 RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Sixth Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                 ARTICLE THREE

                             CONCERNING THE TRUSTEE

     SECTION 3.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trust hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to all of which the Company, the Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 3.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Sixth Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Sixth Supplemental Indenture.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

     SECTION 4.1 RELATION TO THE INDENTURE. The provisions of this Sixth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Sixth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the

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Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provision thereof, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture. The Original Indenture as so supplemented shall be read, taken and construed together as one instrument.

     SECTION 4.2 COUNTERPARTS OF SIXTH SUPPLEMENTAL INDENTURE. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 4.3 GOVERNING LAW. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                         COMPANY

                         NGC CORPORATION


                         By:
                            ----------------------------------
                               Robert D. Doty, Jr.
                               Vice President and Treasurer


                         SUBSIDIARY GUARANTORS

                         NATURAL GAS CLEARINGHOUSE
                           By: Clearinghouse Holdings, Inc., its general partner
                         WARREN NGL, INC.
                         WARREN ENERGY RESOURCES, LIMITED    PARTNERSHIP
                           By: Warren Energy, Inc., its general partner
                         WARREN GAS LIQUIDS, INC.
                         NGC OIL TRADING AND TRANSPORTATION, INC.
                         WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
                           By:  Warren Petroleum G.P., Inc., its general partner
                         DESTEC ENERGY, INC.


                         By:
                            -----------------------------------
                               Robert D. Doty, Jr.
                               Vice President and Treasurer

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                              TRUSTEE

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By
                                --------------------------------
                                    Name:
                                    Title:

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